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                                                                    Exhibit 11


                           UtiliCorp United Inc.
          Statement regarding Computation of Per Share Earnings



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                                                                    For the Year Ended
                                                                        December 31,
Line No.                                                          1996       1995      1994
-------                                                           ----------------------------

          Earnings Available for Common Shares:
(a)       Earnings available for common shares as reported         $103.7    $77.7      $91.4
(b)       Elimination of interest on convertible
            subordinated debenture, net of tax                        .32      .22        .55
(c)       Elimination of dividends on cumulative
            convertible preference stock                             --        --         .93
                                                                  ----------------------------
(d)       Fully Diluted Earnings Available                         $104.0    $77.9      $92.9
                                                                  ----------------------------
                                                                  ----------------------------


          Weighted Average Common Shares Outstanding:
(e)       Primary weighted average shares outstanding
            as reported                                             47.21    45.08       43.97
(f)       Assumed conversion of convertible subordinated
            debenture                                                 .32      .39         .55
(g)       Assumed conversion of cumulative convertible
            preference shares                                        --        --          .66
                                                                  ----------------------------
(h)       Fully Diluted Weighted Average Shares Outstanding         47.53    45.47       45.18
                                                                  ----------------------------
                                                                  ----------------------------
          Earnings Per Common Share:
              Primary (a/e)                                         $2.20     $1.72      $2.08
              Fully Diluted (d/h)                                    2.19      1.71       2.06

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